Exhibit 99.1

Genpact Reports Financial Results for the First Quarter of 2008

First Quarter Revenues Grow 33% year over year

Adjusted Income from Operations Increases 63% year over year

Gurgaon, India and New York, NY, May 1, 2008 — Genpact Limited (NYSE: G), which manages business processes for companies around the world, today announced financial results for the first quarter ended March 31, 2008.

Key Financial Results - First Quarter 2008

•                  First quarter revenues were $234.4 million, up 33% from the first quarter of 2007.

•                  Net income for the first quarter was $19.7 million, up 966% from $1.8 million in the first quarter of 2007; net income margin for the first quarter of 2008 was 8.4%, up from 1.1% in the first quarter of 2007.

•                  Earnings per common share were $0.09, up from a loss of $0.22 per share in the first quarter of 2007.

•                  Adjusted income from operations for the first quarter increased 63% to $35.1 million compared to the first quarter of 2007.

•                  Adjusted income from operations margin was 15% for the first quarter, up from 12.2% in the first quarter of 2007.

•                  Adjusted diluted earnings per share were $0.15, up from $0.07 in the first quarter of 2007.

Pramod Bhasin, Genpact’s President and CEO said, “We had an excellent quarter. We continue to grow our business with Global Clients and GE. We see strong demand for our services, as clients look to Genpact to provide value for their businesses, particularly in the current environment.  Revenues were up 33% for the quarter, driven by growth with existing Global Clients as well as GE.  We continue to expect revenues for the full year to grow organically by 25-27% over 2007.  We are continuing to drive efficiencies in our operations and benefit from improved pricing.  We expect our adjusted income from operations margin to improve by 10 to 30 basis points to between 16.1% and 16.3% in 2008 from 16.0% in 2007.”

Global Client revenues increased 121% over the first quarter of 2007 (growth with existing clients, or organic growth, was 113%), driven by Genpact’s ability to expand its existing client relationships and build new ones.  Excluding revenues from businesses divested by GE in 2007, Global Client revenues increased organically by approximately 98%.

Genpact continues to expand its client base. Among these new additions are:

•                  A global insurance provider;

•                  A life sciences manufacturing company;

•                  Genpact’s first domestic client in China in the banking and financial services sector; and

•                  A leading North American automobile manufacturer.

Genpact continues to expand its relationship with GE in 2008.  GE revenues for the first quarter of 2008 grew 1% over the first quarter of 2007.  This excludes revenues from businesses divested by GE in 2007, all of which Genpact continues to serve and whose revenues are now included in Global Client revenues.  Genpact expects GE revenues to increase in mid-single digits in 2008 over 2007, excluding revenues from businesses divested by GE in 2007.

In the first quarter of 2008, 20 client relationships each accounted for $5 million or more of Genpact’s revenues in the last twelve months, up from 18 such relationships at the end of 2007.  Of those, four client relationships each accounted for $25 million or more of Genpact’s revenues in the last twelve months.

Among the many services and solutions Genpact provides to its clients, the mix between business process services and IT services revenues shifted in the first quarter of 2008, with business process services contributing approximately 78% of revenues in the first quarter of 2008 up from 76% for the full year 2007.

Annualized revenue per employee in the first quarter of 2008 was $29,000, an increase from $28,200 for the full year of 2007.  This increase reflects a combination of higher revenue work Genpact is doing for its clients and Genpact’s ability to improve pricing.

As of March 31, 2008, Genpact had 34,300 employees worldwide, an increase from 32,700 at the end of 2007.  Genpact’s attrition rate for the first quarter of 2008, measured from day one, was 25% compared to 30% in 2007.  Genpact’s attrition rate would be 19% if measured after six months as many in Genpact’s industry do.

Genpact generated $21 million of cash from operations in the first quarter of 2008, up from $9 million in the first quarter of 2007, primarily due to higher profits.

Conference Call

Genpact management will host a conference call at 8 a.m. (Eastern Daylight Time) on May 2, 2008 to discuss the company’s performance for the quarter ended March 31, 2008. To participate, callers can dial 1 (866) 202-3109 from within the U.S. or 1 (617) 213-8844 from any other country. Thereafter, callers need to enter the participant passcode, which is 75653183.

For those who cannot participate in the call, a replay and podcast will be available on our website, www.genpact.com, after the end of the call. A transcript of the call will also be made available on our website.

About Genpact

Genpact manages business processes for companies around the world. The company combines process expertise, information technology and analytical capabilities with operational insight and experience in diverse industries to provide a wide range of services using its global delivery platform. Genpact helps companies improve the ways in which they do business by applying Six Sigma and Lean principles plus technology to continuously improve their business processes. Genpact operates service delivery centers in India, China, Hungary, Mexico, the Philippines, the Netherlands, Romania, Spain and the United States.  For more info: www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements.  These risks and uncertainties include but are not limited to the risks and uncertainties arising from our past and future acquisitions, slowdown in the economies and sectors in which our clients operate, a slowdown in the BPO and IT Services sectors, our ability to manage growth, factors which may impact our cost advantage, wage increases, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.  These filings are available at www.sec.gov.  Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders.  Although the company believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to pay undue reliance on these forward-looking statements, which reflect management’s current analysis of future events.  The company does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of the company.

Contact

Investors	Roanak Desai
+91 (124) 402-2716
roanak.desai@genpact.com

Media	David Jensen	Anita Trehan
	+1 (203) 252 8562	+91 (124) 402 2726
david.jensen@genpact.com
anita.trehan@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

 (In thousands, except per share data)

		(Unaudited)
	As of December 31,	As of March 31,
	2007	2008
Assets
Current assets
Cash and cash equivalents	$279,306	$271,246
Accounts receivable, net	99,354	128,318
Accounts receivable from a significant shareholder, net	93,307	82,501
Short term deposits with a significant shareholder	35,079	33,387
Deferred tax assets	9,683	10,429
Due from a significant shareholder	8,977	8,078
Prepaid expenses and other current assets	146,155	153,663
Total current assets	671,861	687,622

Property, plant and equipment, net	195,660	191,466
Deferred tax assets	2,196	6,135
Investment in equity affiliate	197	—
Customer-related intangible assets, net	99,257	89,355
Other intangible assets, net	10,375	8,969
Goodwill	601,120	593,543
Other assets	162,800	137,228
Total assets	$1,743,466	$1,714,318

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

 (In thousands, except per share data)

		(Unaudited)
	As of December 31,	As of March 31,
	2007	2008
Liabilities and shareholders’ equity
Current liabilities
Current portion of long-term debt	$19,816	$19,843
Current portion of long-term debt from a significant shareholder	1,125	1,131
Current portion of capital lease obligations	38	20
Current portion of capital lease obligations payable to a significant shareholder	1,826	1,697
Accounts payable	12,446	13,562
Income taxes payable	7,035	16,815
Deferred tax liabilities	20,561	17,892
Due to a significant shareholder	8,930	9,321
Accrued expenses and other current liabilities	197,298	190,512
Total current liabilities	$269,075	$270,793

Long-term debt, less current portion	100,041	95,069
Long-term debt from a significant shareholder, less current portion	2,740	2,451
Capital lease obligations, less current portion	137	91
Capital lease obligations payable to a significant shareholder, less current portion	2,969	2,582
Deferred tax liabilities	40,738	24,415
Due to a significant shareholder	8,341	10,410
Other liabilities	65,630	91,320
Total liabilities	$489,671	$497,131

Minority interest	3,066	2,247

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 212,101,874 and 212,289,869 issued and outstanding as of December 31, 2007 and March 31, 2008, respectively	2,121	2,123
Additional paid-in capital	1,000,179	1,004,784
Retained earnings	26,469	46,162
Accumulated other comprehensive income (loss)	221,960	161,871
Total shareholders’ equity	1,250,729	1,214,940
Commitments and contingencies	—	—
Total liabilities, minority interest and shareholders’ equity	$1,743,466	$1,714,318

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three months ended March 31,
	2007	2008
Net revenues
Net revenues from services — significant shareholder	$120,772	$114,323
Net revenues from services — others	54,255	120,094
Other revenues	955	17
Total net revenues	175,982	234,434
Cost of revenue
Services	109,150	157,599
Others	735	—
Total cost of revenue	109,885	157,599
Gross profit	66,097	76,835

Operating expenses:
Selling, general and administrative expenses	48,554	66,089
Amortization of acquired intangible assets	9,192	10,224
Foreign exchange (gains) losses, net	(1,660)	(22,377)
Other operating income	(563)	(1,138)
Income from operations	$10,574	$24,037

Other income (expense), net	(3,580)	1,874

Income before share of equity in (earnings) loss of affiliate, minority interest and income tax expense	6,994	25,911

Equity in loss of affiliate	73	210

Minority interest	904	2,842

Income taxes expense	4,169	3,166
Net Income	$1,848	$19,693

Net income (loss) available to common shareholders	(14,698)	19,693
Earnings (loss) per common share -
Basic	$(0.22)	$0.09
Diluted	$(0.22)	$0.09

Weighted average number of common shares used in computing earnings (loss) per common share -
Basic	68,326,370	212,197,645
Diluted	68,326,370	218,508,968

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three months ended March 31,
	2007	2008
Operating activities
Net income	$1,848	$19,693
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	10,594	16,921
Amortization of debt issue costs	185	168
Amortization of acquired intangible assets	9,454	10,482
Loss (gain) on sale of property, plant and equipment, net	(46)	(50)
Provision for doubtful receivables	943	950
Provision for mortgage loans	—	580
Unrealized (gain) loss on revaluation of foreign currency asset/liability	(776)	(5,476)
Equity in loss of affiliate	73	210
Minority interest	904	2,842
Share-based compensation expense	1,935	3,927
Deferred income taxes	(874)	(7,099)
Change in operating assets and liabilities:
Decrease (increase) in accounts receivable	(11,100)	(16,573)
Decrease (increase) in other assets	(3,261)	(10,002)
(Decrease) increase in accounts payable	3,506	860
(Decrease) increase in accrued expenses and other current liabilities	(14,037)	(12,610)
(Decrease) increase in income taxes payable	6,486	9,436
(Decrease) increase in other liabilities	2,988	6,638
Net cash provided by operating activities	$8,822	$20,897

Investing activities
Purchase of property, plant and equipment	(10,671)	(18,057)
Proceeds from sale of property, plant and equipment	1,923	329
Investment in affiliates	(452)	—
Short term deposits placed	(29,824)	(42,150)
Redemption of short term deposits	30,834	42,906
Payment for business acquisition, net of cash acquired	(14,771)	—
Net cash used in investing activities	$(22,961)	$(16,972)

Financing activities
Repayment of capital lease obligations	(638)	(708)
Repayment of long-term debt	(5,000)	(5,370)
Short-term borrowings, net	20,375	—
Repurchase of common shares and preferred stock	(82)	—
Proceeds from issuance of preferred stock	689	—
Proceeds from issuance of common shares on exercise of options	—	680
Payment to minority shareholders	—	(3,828)
Net cash provided (used) by financing activities	$15,344	$(9,226)

Effect of exchange rate changes	679	(2,759)
Net increase (decrease) in cash and cash equivalents	1,205	(5,301)
Cash and cash equivalents at the beginning of the period	35,430	279,306
Cash and cash equivalents at the end of the period	$37,314	$271,246

Supplementary information
Cash paid during the period for interest	$3,520	$2,054
Cash paid during the period for income taxes	$1,346	$7,938
Property, plant and equipment acquired under capital lease obligation	$260	$394
Shares issued for business acquisition	$23,265	$—

Reconciliation of Adjusted Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP adjusted income from operations, adjusted net income, adjusted earnings per share and pro forma earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

For its internal management reporting and budgeting purposes, Genpact’s management uses financial statements that do not include stock-based compensation expense related to employee stock options, amortization of acquired intangibles at formation and additional depreciation due to mark-to-market adjustment at formation for financial and operational decision-making, to evaluate period-to-period comparisons or for making comparisons of Genpact’s operating results to that of its competitors. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting FAS 123(R), Genpact’s management believes that providing financial statements that do not include stock-based compensation allows investors to make additional comparisons between Genpact’s operating results to those of other companies. In addition, Genpact’s management believes that providing non-GAAP financial measures that exclude amortization of acquired intangibles and additional depreciation due to mark-to-market adjustment at formation allows investors to make additional comparisons between Genpact’s operating results to those of other companies. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under FAS 123(R) and the amortization of intangibles associated with further acquisitions, if any.  Accordingly, Genpact believes that the presentation of non-GAAP adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

In addition, for its internal management reporting for 2007, Genpact’s management uses adjusted earnings per share and pro forma earnings per share that do not include impact of the undistributed earnings to preferred stock, preferred dividend and beneficial interest on conversion of preferred stock dividend and assumes the preferred stock was converted to common shares. As of July 13, 2007, prior to the IPO, all the preferred stock has been converted to common shares. Accordingly, the Company believes that to evaluate period to period comparisons, the presentation of non-GAAP adjusted earnings per share and pro forma earnings per share when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using non-GAAP adjusted income from operations and adjusted net income versus income from operations and net income calculated in accordance with GAAP is that non-GAAP adjusted income from operations and adjusted net income excludes costs, namely, stock-based compensation, that are recurring. Stock-based compensation has been and will continue to be a significant recurring expense in Genpact’s business for the foreseeable future. Management compensates for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP adjusted income from operations and adjusted net income and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

The following table shows the reconciliation of this adjusted financial measure from GAAP for the three months ended March 31, 2008:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Quarter Ended March 31,
	2007	2008

Income from operations as per GAAP	$10,574	$24,037
Add: Amortization of acquired intangible assets resulting from Formation Accounting	9,234	9,960
Add: Additional depreciation due to fair value adjustment resulting from Formation Accounting	514	14
Add: Share based compensation	1,935	3,927
Add: FBT impact on share based compensation recovered from employees	—	100
Add: Gain / (loss) on interest rate swaps	(35)	(283)
Add: Other income	276	435
Less: Equity in loss of affiliate	(73)	(210)
Less: Minority interest	(904)	(2,842)
Adjusted income from operations	$21,521	$35,138

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Quarter Ended March 31,
	2007	2008

Net income as per GAAP	$1,848	$19,693
Add: Amortization of acquired intangible assets resulting from Formation Accounting	9,234	9,960
Add: Additional depreciation due to fair value adjustment resulting from Formation Accounting	514	14
Add: Share based compensation	1,935	3,927
Add: FBT impact on share based compensation recovered from employees	—	100
Less: Tax impact on amortization of acquired intangibles resulting from Formation Accounting	(478)	(1,824)
Adjusted net income	$13,053	$31,870
Diluted adjusted earnings per share	$0.07	$0.15

Reconciliation of Pro Forma Earnings Per Share

(Unaudited)

(In thousands, except per share data)

	Quarter Ended March 31,
	2007	2008

Net income (loss) available to common shareholders as per GAAP	$(14,698)	$19,693
Add: preferred dividend	3,439	—
Add: beneficial interest on conversion of preferred stock dividend	13,107	—
Pro forma net income available to common shareholders	$1,848	$19,693
Diluted pro forma earnings per share	$0.01	$0.09
Weighted average number of common shares used in computing dilutive earnings (loss) per common share as per GAAP	68,326,292	218,508,968
Pro forma dilutive effect of stock options	8,229,374	—
Add: Impact of preferred stock converted into common stock (a)	118,183,277	—
Weighted average number of adjusted common shares used in computing adjusted and pro forma dilutive earnings (loss) per common share	194,738,943	218,508,968

(a)          Pro forma earnings per share give effect to Genpact’s 2007 reorganization of legal entities as if it occurred on January 1, 2007. In Genpact’s 2007 reorganization, the shareholders of Genpact Global Holdings exchanged their preferred and common shares of Genpact Global Holdings for common shares of Genpact Limited.